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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                  -----------

                                    FORM 8-K


                                 CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  September 11, 1996


                           DAYTON HUDSON CORPORATION
         ------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


          MINNESOTA                     1-6049                  41-0215170
- ----------------------------  --------------------------  ----------------------
  (State of Incorporation)     (Commission File Number)      (I.R.S. Employer
                                                            Identification No.


      777 NICOLLET MALL, MINNEAPOLIS, MINNESOTA                     55402
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      (Address of principal executive offices)                   (Zip Code)



                                (612) 370-6948
                       ---------------------------------
                        (Registrant's telephone number)



                        Exhibit Index located at page 9
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Item 5.  Other Events.
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               On September 11, 1996, the Board of Directors (the "Board") of
Dayton Hudson Corporation (the "Corporation"), declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of Common Stock of the par value of $.3333 per share (the "Common Stock") of the Corporation. The dividend is payable on September 26, 1996 (the "Record Date") to shareholders of record at the close of business on that date.

               The description that follows of the terms of the share rights plan (the "Plan") contained in the Rights Agreement (the "Rights Agreement") adopted on September 11, 1996 between the Corporation and First Chicago Trust Company of New York, as Rights Agent (the "Rights Agent"), and of the Rights issued thereunder (the "Rights") is a general description only and does not purport to be complete.

DESCRIPTION OF THE PLAN AND THE RIGHTS

                             ISSUANCE OF NEW RIGHTS

               Pursuant to the Plan, one Right will be issued for each outstanding share of the Corporation's Common Stock at the close of business on the Record Date. One Right will also be issued for each additional share of the Corporation's Common Stock issued after the Record Date and prior to the earliest of the expiration of the Rights, their redemption or the Distribution Date (as defined below), and one right will be issued upon the exercise or conversion, prior to the earlier of the expiration of the Rights or their redemption, of any option or other security exercisable for or convertible into the Corporation's Common Stock, if such option or other security is outstanding on the Distribution Date. Each Right entitles the registered holder to purchase from the Corporation, following the Distribution Date, one three-hundredth of a share of Series A Junior Participating Preferred Stock (a "Preferred Share") of the Corporation for $100, subject to adjustment.

               Although Rights will be outstanding on the Record Date, they will only become exercisable to purchase any stock of the Corporation if a Distribution Date occurs. Until a Right is exercised, its holder, as such, has no voting, dividend or other shareholder rights.

               The Rights will not initially trade separately from the Corporation's Common Stock. Instead, each stock certificate that evidences a share of Common Stock also evidences the tandem Right. At the time a share of Common Stock is sold or otherwise transferred, the tandem Right is also transferred. The Rights will continue to be evidenced by the same stock certificates evidencing the tandem Common Stock and will continue to be traded automatically with the tandem Common Stock until the Distribution Date.


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         SEPARATION AND EXERCISE OF RIGHTS FOLLOWING DISTRIBUTION DATE

          The Rights automatically become exercisable following the Distribution Date. The Distribution Date occurs 15 days after a person or group of affiliated or associated persons (other than subsidiaries and employee benefit plans of the Corporation or its subsidiaries) acquires beneficial ownership of at least 20% of the Corporation's outstanding Common Stock. Under the Rights Agreement neither the Distribution Date nor a Flip-In Event of the nature described below occurs if the acquisition of the 20% stock interest is by an underwriter pursuant to a customary agreement in a public offering or results from the Corporation's acquisition of shares which reduces the number of outstanding shares of Common Stock.

          Under the Rights Agreement, a Distribution Date also occurs and the Rights also become exercisable 15 days after the commencement of a tender offer or exchange offer which, if successful, would result in a person or group becoming the beneficial owner of at least 30% of the Corporation's outstanding Common Stock (or the public announcement of the intention to make such an offer unless that intention was withdrawn within five business days). The Board can, however, delay the Distribution Date following such a tender offer or exchange offer until the person or group actually acquires beneficial ownership of at least 20% of the Corporation's outstanding Common Stock.

          If a Distribution Date occurs, other than in connection with a Flip-In Event described below, each Right can then be exercised to purchase one three-hundredth of a Preferred Share, which is designed to have substantially the same economic value as one share of Common Stock, for $100 (subject to possible adjustment). At that time, the Rights would no longer trade together with the associated Common Stock. Instead, separate certificates representing the Rights would be issued to the Right holders.

                                 FLIP-IN EVENT

          A Right's primary value is that in one circumstance it becomes exercisable for $100 (subject to possible adjustment) to purchase $200 worth of the Corporation's Common Stock (subject to possible adjustment) instead of a fractional Preferred Share. That circumstance is the acquisition by a person or group of affiliated or associated persons of beneficial ownership of at least 20% of the Corporation's outstanding Common Stock. The 20% stock acquisition that would enable Right holders to purchase the Corporation's Common Stock is referred to below as a Flip-In Event.

          If a Flip-In Event does occur, however, all Rights held by the person or group of shareholders beneficially owning the 20% or greater Common Stock interest in the Corporation and affiliated and associated persons automatically become void. As a result, all Right holders, except the 20% shareholder, may purchase the Corporation's Common Stock for one-half of its market price following a Flip-In Event. The exercise of the Rights by the


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other shareholders following a Flip-In Event would dilute both the voting interest and the equity interest of the 20% shareholder. Depending on the number of Rights so exercised, such dilution could be substantial and could be sufficient to prevent a potential acquirer from crossing the 20% threshold unless the Rights are first redeemed.

                               EXCHANGE OF RIGHTS

          If a Flip-In Event does occur, the Board of Directors of the Corporation may, at any time prior to the acquisition by a person or group of affiliated or associated persons of 50% or more of the Corporation's Common Stock, exchange all or part of the Rights (other than Rights which have become void under the terms of the Rights Agreement) for Common Stock or equivalent securities at an exchange ratio per Right equal to the result obtained by dividing the exercise price of a Right by the current per share market price of the Common Stock, subject to adjustment.

                                FLIP-OVER EVENT

          As noted above, the Rights become exercisable for fractional Preferred Shares following a Distribution Date or for the Corporation's Common Stock at a 50% discount following a Flip-In Event. In addition, they become exercisable for Common Stock of a surviving corporation, its parent corporation or a transferee following a Distribution Date or within 15 days prior to a Distribution Date in the event of certain mergers or statutory share exchanges involving the Corporation or transfers of assets or earning power of the Corporation or its subsidiaries aggregating 50% or more of the assets or earning power of the Corporation and its subsidiaries, taken as a whole. Each such event is referred to below as a Flip-Over Event.

          If a Flip-Over Event occurs, each unexercised Right that has not become void can be exercised for $100 (subject to possible adjustment) to purchase $200 worth of common stock of such surviving corporation, parent corporation or transferee, as the case may be (subject to possible adjustment). The exercise of the Rights following a Flip-Over Event would substantially dilute both the voting interests and the equity interests of the existing shareholders of the surviving corporation, parent corporation or transferee and such dilution could be sufficient to prevent a potential acquirer from engaging in such a transaction unless the Rights are first redeemed.

                    EXPIRATION AND REDEMPTION OF THE RIGHTS

          All Rights expire under the Plan at the close of business on September 26, 2001. Prior to their expiration, the Board may redeem them for $.01 per Right (subject to possible adjustment) except in certain circumstances. The Rights may not be redeemed more than 20 days after a person or group acquires beneficial ownership of at least 20% of the Corporation's outstanding Common Stock (subject to possible extension by the Board if a


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majority of the directors are Continuing Directors). Moreover, unless a majority of the directors are Continuing Directors, the redemption may not occur at any time after a person or group acquires such a 20% Common Stock interest. Continuing Directors are directors who were either Board members on September
11, 1996, or were initially elected or nominated with the approval of the Board at a time when a majority of the Board consisted of Continuing Directors, but do not include any 20% shareholder, its affiliates or associates or their respective nominees and representatives. All of the current members of the Board are Continuing Directors. Any optional redemption by the Board may be made effective at such time and on such bases and conditions as the Board may establish. Rights may not be exercised for the Corporation's Common Stock following a Flip-In Event, and the Distribution Date does not occur, until the Rights become non-redeemable.

          Under the Rights Agreement, the Board must redeem the Rights if the Corporation's shareholders, by at least a two-thirds vote of the voting power of the outstanding shares, approve the resolution described below under "Shareholder Referendum."

                             SHAREHOLDER REFERENDUM

          Under the Rights Agreement, a shareholder referendum is required if requested by a person or group that has made a tender offer satisfying specified conditions, provided that specified procedures are followed. The requisite conditions relating to the tender offer are as follows:

          . At the time the tender offer is made, the offeror must not beneficially own 5% or more of the Corporation's outstanding Common Stock. The offer must also contain an agreement that the offeror will not acquire such a 5% or greater interest prior to the completion of the shareholders meeting.

          . The tender offer must be to purchase for cash all of the Corporation's outstanding shares of capital stock.

          . The offer must be to purchase all shares of a class or series at the same price.

          . The offer must state that the offeror has entered into definitive financing agreements with one or more responsible financial institutions or other entities having the necessary financial capacity for the financing of the entire tender offer price that the offeror is not financing itself.

          . The offeror must agree in the offer to pay one-half of the costs of the special meeting of shareholders (exclusive of the Corporation's costs of opposing the resolution proposed by the offeror).

          . The tender offer must comply with the applicable federal securities regulations.

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          The requisite procedures to be followed in order to require a shareholder referendum are the following:

          .  The offeror must make the tender offer.

          . The offeror must deliver to the Corporation written notices from holders of at least 25% of the voting power of the Corporation's outstanding shares demanding a special meeting of shareholders to vote on a resolution requesting the Board to redeem the Rights to allow the completion of that tender offer or another cash tender offer for all of the Corporation's capital stock at a price not less than that contained in the original tender offer without being affected by the Rights (the "Resolution").

          . The offeror must deliver to the Corporation an information statement containing, among other information, the plans and proposals of the offeror with respect to the Corporation, and copies of the definitive financing agreements for the financing of the offer.

          If the offer satisfies the foregoing conditions and the offeror complies with the foregoing procedures, the Board must schedule a special shareholders meeting for a date from 30 to 55 days after the Corporation receives the demand for the meeting from holders of at least 25% of the voting power of the Corporation's outstanding shares, the information statement and copies of the definitive agreements for the financing of the offer. If the holders of at least two-thirds of the voting power of the outstanding shares approve the Resolution at the meeting, the Board must redeem the Rights at $.01 per Right (subject to possible adjustment). The redemption must become effective immediately prior to the completion of the original tender offer or any other cash tender offer for all of the capital stock of the Corporation at a price at least equal to the price contained in the original offer. However, the Rights need not be redeemed unless such original offer or other tender offer is completed not less than 31 days and not more than 60 days after certification of the final shareholder vote.

          Approval of the Resolution by the requisite two-thirds vote does not require the Board to approve any tender offer or other proposal to acquire the Corporation or preclude the Board from rejecting or recommending that the shareholders reject the tender offer or other proposal. Similarly, it does not preclude the Board from pursuing or recommending other alternatives to a tender offer or other proposal, from litigating or settling litigation relating to the tender offer or other proposal or from otherwise taking action with respect to the tender offer or other proposal. Approval of the Resolution only requires the Board to redeem the Rights if the foregoing conditions are satisfied.

           ADJUSTMENTS TO EXERCISE PRICE, NUMBER OF PREFERRED SHARES

If on the date the Rights first become exercisable for Common Stock of the Corporation, the Corporation does not have sufficient authorized but unissued and unreserved Common Stock

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to permit the complete exercise of the Rights, then the $100 exercise price of the Rights and the amount of Common Stock purchasable upon exercise are adjusted under the Plan to the extent necessary to give the Right holders substantially the same economic benefit as if there were sufficient Common Stock available. If the exercise price is adjusted downward to equal the par value of the Common Stock but remains insufficient to give the Right holders that same economic benefit, shares or fractional shares of equity securities having substantially the same rights as Common Stock are to be issued under the Plan to make up the difference.

          Certain changes in the number of shares of outstanding Common Stock necessitate adjustments in the number of Preferred Shares purchasable upon the exercise of a Right, as well as the amount payable upon redemption of a Right. These changes include dividends on Common Stock payable in Common Stock and Common Stock splits or combinations.

          The $100 purchase price payable, and the fractional Preferred Shares or other securities issuable, upon the exercise of a Right are also subject to adjustment from time to time in certain events involving Preferred Shares. These include (i) a Preferred Share dividend on Preferred Shares, a stock split or reclassification of the Preferred Shares, (ii) the grant to holders of Preferred Shares of certain rights, options or warrants to subscribe for or purchase Preferred Shares or convertible securities at less than the then current market price of the Preferred Shares or (iii) the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of other subscription rights or warrants.

          Generally, no adjustment in the exercise price of the Rights is required until cumulative adjustments equal or exceed 1%. No fractional Preferred Shares will be issued (other than fractional shares which are integral multiples of one three-hundredth of a Preferred Share, or, if a Right shall then be exercisable for a fraction other than one three-hundredth of a Preferred Share, integral multiples of that fraction, which may, at the election of the Corporation, be evidenced by depository receipts) if instead a cash payment is made based on the market price of the Preferred Shares.

                               AMENDMENTS TO PLAN

          The Plan may be amended without shareholder approval or approval of the Right holders to cure ambiguities or to correct or supplement defective provisions or inconsistent provisions contained in the Rights Agreement. It may also be amended to extend the period during which the Rights may be redeemed so long as no person has become a 20% shareholder or a majority of the directors are Continuing Directors. Except as noted below, the Plan may also be amended prior to the Distribution Date to otherwise change or supplement any provision in any manner which the Board may deem necessary or desirable or following the Distribution Date to the extent such changes do not adversely affect the Right holders' interests. The Plan provides, however, that any amendment of any of the following

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terms of the Plan would require the additional approval of the holders of a majority of the shares of Common Stock voting for or against such amendment at a meeting of the Corporation's shareholders held prior to the Distribution Date:
(i) the exercise price of the Rights; (ii) the amount required to be paid on any redemption of the Rights; (iii) the number and type of shares for which a Right is exercisable (except, in case of each of the foregoing, for adjustments expressly provided for in the Plan); (iv) the final expiration date of September 26, 2001; (v) the 20% beneficial ownership threshold that triggers the exercisability of the Rights and defines a Flip-In Event and the time at which the Rights can become nonredeemable; and (vi) the procedure that is required to be followed to cause the Rights to be redeemed pursuant to the shareholder referendum described above.

          A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated September 12, 1996. A copy of the Rights Agreement is available free of charge from the Company by contacting the Secretary at Dayton Hudson Corporation, 777 Nicollet Mall, Minneapolis, Minnesota 55439. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

Item 7.   Exhibits.
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     1.   Form of Rights Agreement, dated as of September 11, 1996 between
          Dayton Hudson Corporation and First Chicago Trust Company of New York, as Rights Agent.

     2.   Press Release dated September 11, 1996.


                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       DAYTON HUDSON CORPORATION



Date:  September 12, 1996              By:  /s/ James T. Hale
                                       Its: Senior Vice President, General
                                            Counsel and Secretary


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                                 EXHIBIT INDEX



Exhibit No.
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   1.     Form of Rights Agreement, dated as of September 11, 1996 between
          Dayton Hudson Corporation and First Chicago Trust Company of New York.

   2.     Press Release dated September 11, 1996.

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